As filed with the Securities and Exchange Commission on June 30, 1994
                                                  Registration No. 33-50688


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        ANNTAYLOR STORES CORPORATION
           (Exact name of registrant as specified in its charter)

                DELAWARE                         13-3499319
      (State of incorporation)    (I.R.S. employer identification no.)

   142 West 57th Street, New York, New York                   10019
    (Address of principal executive offices)               (Zip code)

                      THE ANNTAYLOR STORES CORPORATION
                         1992 STOCK OPTION PLAN AND
                    RESTRICTED STOCK AND UNIT AWARD PLAN
                          (Full title of the plan)

                       Jocelyn F.L. Barandiaran, Esq.
                        AnnTaylor Stores Corporation
               142 West 57th Street, New York New York 10019
                              (212) 541-3300

         (Name, address and telephone number, including area code,
                           of agent for service)

                      CALCULATION OF REGISTRATION FEE

                               Proposed         Proposed       Amount of
 Title of       Amount to be   Maximum          Maximum        Registration
 Securities     Registered     Offering Price   Aggregate      Fee
 to be                         Per Share        Offering
 Registered                    (1)(2)           Price (1)(2)

 Common Stock,
 par value
 $.0068 per
 share          667,000        $36.0625         $24,053,687.50  $8,294.36
                shares(3)

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on June 23, 1994, which is within five business days prior to filing.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Plus any additional shares of Common Stock that may be issuable pursuant to the anti-dilution provisions of the Stock Option Plan.


                           REGISTRATION STATEMENT
                                    FOR
                   REGISTRATION OF ADDITIONAL SECURITIES
                                ON FORM S-8
                         Incorporation by Reference

          Hereby incorporated by reference is the Registrant's
     Registration Statement on Form S-8 (No. 33-50688) filed on August 10, 1992 with the Securities and Exchange Commission (the
     "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Act").


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June, 1994.

                              ANNTAYLOR STORES CORPORATION

                              By        /s/ Jocelyn F.L. Barandiaran

                                   Jocelyn F.L. Barandiaran
                                   Vice President

               KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS GERALD S. ARMSTRONG, PAUL E. FRANCIS AND JOCELYN F.L. BARANDIARAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND REVOCATION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR, HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE
     FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE
     CAPACITIES INDICATED ON JUNE 30, 1994.

               SIGNATURE                     TITLE

          /s/ Sally Frame Kasaks             Chairman of the Board, Chief
                                             Executive Officer and
              Sally Frame Kasaks             Director

          /s/ Paul E. Francis                Executive Vice President --
                                             Finance and
              Paul E. Francis                Administration and Director
                                             (Chief Financial Officer)

          /s/ Walter J. Parks                Vice President Financial
                                             Reporting (Principal
              Walter J. Parks                Accounting Officer)


          /s/ James J. Burke, Jr.            Director
              James J. Burke, Jr.

          /s/ Gerald S. Armstrong            Director
              Gerald S. Armstrong

          /s/ Rochelle B. Lazarus            Director
              Rochelle B. Lazarus

          /s/ Robert C. Grayson              Director
              Robert C. Grayson

          /s/ Hanne M. Merriman              Director
              Hanne M. Merriman


                               LIST OF EXHIBITS

     Designation    Description of Exhibit

          5.1 Opinion of Jocelyn F.L. Barandiaran, Esq., Vice President, Secretary and General Counsel of the Company, with respect to the legality of shares of Common Stock issuable pursuant to the Plan.

        23.1   Consent of Jocelyn F.L. Barandiaran (included in Exhibit
     5.1).

        23.2 Consent of Deloitte & Touche to the incorporation by reference of their report.

        24     Power of Attorney (set forth on signature page of
     Registration Statement).


     EXHIBIT 5.1

                               June 30, 1994

     AnnTaylor Stores Corporation
     142 West 57th Street
     New York, New York 10019

               Re: Registration Statement on Form S-8 of AnnTaylor Stores Corporation

     Ladies and Gentlemen:

        I am Vice President, General Counsel and Secretary of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and am familiar with its corporate affairs. This opinion is being delivered in connection with the Registration Statement on Form S-8 (File No. 33-50688) of the Company (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's Amended and Restated 1992 Stock Option Plan and Restricted Stock and Unit Award Plan (the "Plan").

        In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement, (ii) Restated Certificate of Incorporation of the Company and (iii) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the filing of the Registration Statement and related matters.

        In such examination, I have assumed the genuineness of all signatures (except signatures of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am admitted to the Bar of the State of New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing and the qualifications and limitations set forth herein, I am of the opinion that the Common Stock (as defined in the Registration Statement) issuable upon the exercise of the Options and pursuant to the Restricted Stock Awards has been duly authorized by the


     Company, and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof under the laws of the State of Delaware.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the related Prospectus.

        This opinion is being furnished to you solely for your benefit in connection with the Registration Statement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without my express prior written consent.

                                   Very truly yours,

                                   Jocelyn F. L. Barandiaran


                                                          EXHIBIT 23.2
     We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 25, 1994, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended January 29, 1994.

     Deloitte & Touche

     New Haven, Connecticut
     June 30, 1994